Exhibit 23.1

JOEL SANDERS & COMPANY, P.A.
CERTIFIED PUBLIC ACCOUNTANTS

1301 SHOTGUN ROAD WESTON, FLORIDA 33326 ____________

MEMBER: AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS	TEL: (954) 916–2000 FACSIMILE: (954) 916–2021 EMAIL: jscpa1 @ msn.com	MEMBER: FLORIDA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated September 16, 2013, with respect to the combined statements of revenues and certain expenses of Royal Green Partners, LLC, Sonoma Partners, LLC, Solera Partners, LLC, Crown Ridge Partners, LLC, East Pointe Partners, LLC, Caveness Partners, LLC, Fairway Apartment Partners, LLC, and Hampton Ridge Partners, LLC for each of the three years in the period ended December 31, 2012 included in the Current Report on Form 8-K/A of Landmark Apartment Trust of America, Inc., as filed with the Securities and Exchange Commission on September 16, 2013. We hereby consent to the incorporation by reference of said report in the Registration Statement on Form S-3 (Registration No. 333-157375) of Landmark Apartment Trust of America, Inc.

JOEL SANDERS & COMPANY, P.A.

Weston, Florida

September 16, 2013